Exhibit 99.1

Popular, Inc. Announces Third Quarter 2024 Financial Results

•	Net income of $155.3 million in Q3 2024, compared to net income of $177.8 million in Q2 2024.

•	Net interest income of $572.5 million, an increase of $4.2 million compared to Q2 2024.

•	Net interest margin of 3.24% in Q3 2024, compared to 3.22% in Q2 2024; net interest margin on a taxable equivalent basis of 3.47% in Q3 2024, compared to 3.48% in Q2 2024.

•	Non-interest income of $164.1 million, compared to $166.3 million in Q2 2024.

•	Operating expenses amounted to $467.3 million, down by $2.3 million when compared to Q2 2024.

•	Credit quality metrics remained stable:

•	Non-performing loans held-in-portfolio (“NPLs”) increased by $19.6 million from Q2 2024; NPLs to loans ratio remained flat at 1.0%;

•	Net charge-offs (“NCOs”) increased by $4.9 million from Q2 2024; annualized NCOs to average loans held-in-portfolio at 0.65% vs. 0.61% in Q2 2024;

•	Allowance for credit losses (“ACL”) to loans held-in-portfolio at 2.06% vs. 2.05% in Q2 2024; and

•	ACL to NPLs at 206.0% vs. 213.6% in Q2 2024.

•	Money market and investment securities ending balances decreased by $1.8 billion from Q2 2024

•	Average quarterly balances decreased by $808.2 million.

•	Loans ending balances, excluding loans held-for-sale, amounted to $36.2 billion, an increase of $603.3 million from Q2 2024.

•	Average quarterly loan balances increased by $384.8 million.

•	Ending deposit balances amounted to $63.7 billion, a decrease of $1.9 billion from Q2 2024.

•	Average quarterly deposit balances decreased by $519.9 million.

•	Completed the repurchase of 599,096 shares of common stock for $58.8 million at an average price of $98.11 per share, under the previously announced share repurchase authorization.

•	Common Equity Tier 1 ratio of 16.42%, Common Equity per share of $80.35 and Tangible Book Value per share of $69.04 at September 30, 2024, an increase of $6.33 per share from Q2 2024.

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – Popular, Inc. (the “Corporation,” “Popular,” “we,” “us,” “our”) (NASDAQ:BPOP) reported net income of $155.3 million for the quarter ended September 30, 2024, compared to net income of $177.8 million for the quarter ended June 30, 2024.

Ignacio Alvarez, Chief Executive Officer, said: “Our results for the third quarter reflected an increase in net interest income, which was offset by a higher provision for credit losses. The increase in the provision was related in part to loan growth of nearly 2% during the quarter. Credit quality trends remained stable. While consumer portfolios reflected increased delinquencies, they remain slightly below pre-pandemic levels.

Capital continues to be a source of strength, evidenced by the increase in our dividend and stock repurchases. We also experienced healthy increases in our tangible book value per share and TCE ratio.

We continued to advance our business transformation, making meaningful progress in modernizing our customer channels and improving the customer experience. We are optimistic about the future, as we continue to leverage the opportunities stemming from our robust balance sheet, our dedicated team and extensive customer base.”

Earnings Highlights

(Unaudited)	Quarters ended			Nine months ended
(Dollars in thousands, except per share information)	30-Sep-24	30-Jun-24	30-Sep-23	30-Sep-24	30-Sep-23
Net interest income	$572,473	$568,312	$534,020	$1,691,529	$1,597,344
Provision for credit losses	71,448	46,794	45,117	190,840	129,946

Net interest income after provision for credit losses	501,025	521,518	488,903	1,500,689	1,467,398
Other non-interest income	164,082	166,306	159,549	494,206	481,981
Operating expenses	467,321	469,576	465,984	1,420,010	1,366,955

Income before income tax	197,786	218,248	182,468	574,885	582,424
Income tax expense	42,463	40,459	45,859	138,490	135,676

Net income	$155,323	$177,789	$136,609	$436,395	$446,748

Net income applicable to common stock	$154,970	$177,436	$136,256	$435,336	$445,689

Net income per common share-basic	$2.16	$2.47	$1.90	$6.06	$6.22

Net income per common share-diluted	$2.16	$2.46	$1.90	$6.05	$6.21

Non-GAAP Financial Measures

This press release contains financial information prepared under accounting principles generally accepted in the United States (“U.S. GAAP”) and non-GAAP financial measures. Management uses non-GAAP financial measures when it has determined that these measures provide more meaningful information about the underlying performance of the Corporation’s ongoing operations. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

Net interest income on a taxable equivalent basis

Net interest income, on a taxable equivalent basis, is presented with its different components in Tables D, E and F. Net interest income on a taxable equivalent basis is a non-GAAP financial measure. Management believes that this presentation provides meaningful information since it facilitates the comparison of revenues arising from taxable and tax-exempt sources.

Tangible Common Equity

The tangible common equity, tangible common equity ratio, tangible assets and tangible book value per common share are non-GAAP financial measures. Tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios are commonly used by banks and analysts to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method for mergers and acquisitions. Neither tangible common equity nor tangible assets or related measures should be used in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP.

Refer to Table R for a reconciliation of total stockholders’ equity to tangible common equity and total assets to tangible assets.

Net interest income and net interest income on a taxable equivalent basis (non-GAAP )

Net interest income for the quarter ended September 30, 2024, was $572.5 million, an increase of $4.2 million when compared to $568.3 million for the previous quarter. Net interest margin for the third quarter of 2024 was 3.24% compared to 3.22% in the prior quarter.

Net Interest Income and Net Interest Margin Taxable Equivalent

Net interest income on a taxable equivalent basis for the third quarter of 2024 was $612.9 million, compared to $614.8 million in the previous quarter, a decrease of $1.8 million. Net interest margin on a taxable equivalent basis for the third quarter of 2024 was 3.47%, compared to 3.48% in the second quarter of 2024 driven by lower exempt income from U.S. Treasury Securities.

The main variances in net interest income and net interest margin on a taxable equivalent basis were:

•

lower interest income from investment securities by $14.6 million due to lower volume of U.S. Treasury Bills by $1.2 billion due to the slow down in the reinvestment activity of matured investments, in part due to a reduction in average deposit balances during the quarter of $519.9 million, mainly P.R. low cost deposits, and funding loan growth; and

•

higher interest expense from deposits by $11.0 million, due to higher cost of interest-bearing deposits by eight basis points. In Puerto Rico, government interest-bearing deposits increased by two basis points, and their average balances increased by $176.1 million quarter-over-quarter. This cost of deposits during the quarter was further impacted by a 21 basis points increase in the overall cost of time deposits, including the full quarter effect of the repricing of certain P.R. government deposits managed by the Corporation’s fiduciary services division, which were repriced late in the second quarter;

partially offset by:

•	higher income from money market investments by $7.7 million due to higher volumes by $562.7 million compared to the previous quarter; and

•	higher interest income from loans by $16.3 million due to a higher average loan balance and higher yields, mainly in the commercial, mortgage and auto loans portfolio.

Net Interest Income and Net Interest Margin (Banco Popular de Puerto Rico Segment)

Net interest income for the Banco Popular de Puerto Rico (“BPPR”) segment amounted to $488.0 million for the third quarter of 2024, a decrease of $0.7 million when compared to $488.7 million in the previous quarter. Net interest margin in the BPPR segment increased from the second quarter of 2024 by one basis points to 3.41%. The most significant variances quarter-over-quarter were:

•

interest income from investment securities decreased by $9.9 million, primarily due to a $1.3 billion reduction in the volume of U.S. Treasury bills. This decline was mainly caused by maturities and a slowdown in reinvestment, partly due to support loan growth and a lower deposit balance; and

•

interest expense on deposits increased by $6.9 million, mainly driven by P.R. government deposits that increased two basis points or $4.7 million quarter-over-quarter. Time deposit costs went up by $2.1 million or a 24-basis point increase, driven by the full quarter effect of the repricing of certain P.R. government deposits managed by the Corporation’s fiduciary services division. The total deposit cost for the quarter was 1.89%, a six-basis point increase from the prior quarter;

partially offset by:

•

an increase of $12.8 million in interest income from loans, primarily driven by a higher average loan balance across all portfolios. The most significant contributions to the quarter-over-quarter variance came from commercial loans, auto loans, and mortgage loans, which increased by $4.1 million, $2.9 million, and $2.2 million, respectively; and

•	higher income from money market investments by $3.6 million due to higher volumes by $239.9 million.

Net Interest Income and Net Interest Margin (Popular Bank Segment)

Net interest income and net interest margin for the Popular Bank (“PB”, or “Popular U.S.”) segment increased compared to the previous quarter by $7.3 million and 13 basis points and totaled $93.1 million and 2.73%, respectively. The most significant variances quarter-over-quarter contributing to net interest income and net interest margin for PB were:

•

interest income from money markets and investment securities increased by $5.3 million, mainly due to higher volume of money market investments by $284.0 million resulting from higher average deposit balances; and

•	interest income from loans increased by $3.2 million mainly due to a higher yield in the commercial loan portfolio by 12 basis points;

partially offset by:

•

total interest expense on deposits in PB increased by $1.4 million primarily due to an increase in the average balance of time deposits of $307.0 million partially offset by a decrease in time deposit costs of 23 basis points, driven by changes in the cost of intercompany deposits. When compared to the previous period, the overall cost of deposits fell by eight basis points.

Non-interest income

Non-interest income amounted to $164.1 million for the quarter ended September 30, 2024, a decrease of $2.2 million when compared to $166.3 million for the quarter ended June 30, 2024. The variance in non-interest income was primarily due to lower income from mortgage banking activities by $3.1 million, mainly due to a decrease in the fair value of Mortgage Servicing Rights (“MSRs”) driven by portfolio runoff, a slight increase in prepayment speeds and lower estimated escrow float earnings.

Refer to Table B for further details.

Operating expenses

Operating expenses for the third quarter of 2024 totaled $467.3 million, a decrease of $2.3 million when compared to the second quarter of 2024. The variance in operating expenses was driven primarily by:

•

lower professional fees by $11.0 million mainly due to a decrease of $6.1 million in consulting fees related to corporate initiatives. The remaining decrease in professional fees is mainly attributed to lower legal service fees and equity compensation granted to directors during the second quarter of 2024;

•	lower operational losses by $6.1 million due to a buildup of reserves for operational losses during the second quarter of 2024; and

•	lower processing and transactional services expenses by $4.8 million mainly due to lower debit card issuance costs and point of service (POS) processing fees;

partially offset by:

•

higher technology and software expenses by $8.7 million mainly driven by an increase of $3.0 million in IT project consulting fees, higher consulting fees for cybersecurity and fraud prevention initiatives, and higher software amortization expenses;

•

higher personnel costs by $4.4 million mainly due to higher salary expense and contributions to employee savings plans resulting from annual salary revisions and merit increases effective in July 2024; partially offset by a decrease in restricted shares and incentive compensation expenses;

•	higher other taxes expense by $2.4 million mainly due to an increase in municipal license tax and expenses related to regulatory examination fees in BPPR; and

•	lower other real estate owned (OREO) benefit by $3.1 million mainly due to lower gains on sale of mortgage and commercial properties.

Full-time equivalent employees were 9,246 as of September 30, 2024, compared to 9,241 as of June 30, 2024.

For a breakdown of operating expenses by category refer to Table B.

Income taxes

For the quarter ended September 30, 2024, the Corporation recorded an income tax expense of $42.5 million, compared to an income tax expense of $40.5 million for the previous quarter.

The effective tax rate (“ETR”) for the third quarter of 2024 was 21.5%, compared to 18.5% for the previous quarter.

The ETR of the Corporation is impacted by the composition and source of its taxable income. The Corporation expects its ETR for the year 2024 to be within a range from 21% to 23%.

Credit Quality

The Corporation continued to reflect favorable credit quality metrics in the third quarter of 2024 when compared to the previous quarter. While non-performing loans (“NPLs”), net charge offs (“NCOs”) and inflows to NPLs remained below historical averages, consumer portfolios reflected increased delinquencies and NCOs for the quarter primarily driven by auto loans. The mortgage and commercial portfolios continue to operate with low level of delinquencies and NCOs. The Corporation continues to closely monitor changes in the macroeconomic environment and borrower performance given higher interest rates and inflationary pressures. Management believes that the improvements over recent years in risk management practices and the overall risk profile of the Corporation’s loan portfolios position Popular to continue to operate successfully under the current environment.

The following presents credit quality results for the third quarter of 2024:

Non-Performing Loans and Net Charge Offs

Total NPLs increased by $19.6 million compared to the previous quarter. Excluding consumer loans, inflows of NPLs held-in-the-portfolio saw a decrease of $7.7 million in the third quarter of 2024. The ratio of NPLs to total loans held in the portfolio remained steady at 1.0%, consistent with the prior quarter’s ratio. The drivers of these changes are mainly related to the following:

•

In the BPPR segment, NPLs increased by $1.9 million, mainly driven by auto loans NPLs with a $8.5 million increase, offset in part by lower mortgage loans NPLs by $5.9 million. Excluding consumer loans, inflows to NPLs in the BPPR segment decreased by $4.5 million compared to the previous quarter.

•

In the PB segment, NPLs increased by $17.6 million driven by a single $17.1 million mortgage loan. Inflows to NPLs, excluding consumer loans, decreased by $3.2 million, driven by lower inflows in the commercial portfolio by $19.6 million, offset in part by a single mortgage relationship.

Total NCOs of $58.5 million, increased by $4.9 million when compared to the second quarter of 2024. The Corporation’s ratio of annualized NCOs to average loans held-in-portfolio was 0.65%, compared to 0.61% in the second quarter of 2024. The drivers of these changes are mainly related to the following:

•

In the BPPR segment, NCOs increased by $5.3 million quarter-over-quarter, mainly driven by higher consumer NCOs by $8.6 million. NCOs increase in the consumer portfolio was mostly related to auto loans by $6.6 million.

•	In the PB segment, NCOs remained flat quarter-over-quarter.

Refer to Table N for further information on NCOs and related ratios.

Other Real Estate Owned Properties (“OREO”)

As of September 30, 2024, the Corporation’s OREO portfolio amounted to $63.0 million, a decrease of $7.2 million when compared to the second quarter of 2024. The decrease in OREO assets was driven by sales of residential properties in the BPPR segment.

Refer to Table L for additional information and related ratios.

Allowance for Credit Losses (“ACL”) and Provision for Credit Losses (“PCL”)

The ACL as of September 30, 2024 amounted to $744.3 million, an increase of $14.2 million when compared to the second quarter of 2024.

In the BPPR segment, the ACL increased by $22.6 million driven by an increase of $13.9 million in reserves for commercial loans and an $8.4 million increase in reserves for consumer portfolios. These increases were mainly due to a combination of growth in the commercial portfolio and changes in credit quality trends for the auto and credit cards portfolio. In the PB segment, the ACL decreased by $8.3 million from the previous quarter, mainly driven by lower reserves for the commercial and construction portfolios due to improvements in credit quality and lower balances.

The Corporation’s ratio of the ACL to loans held-in-portfolio was 2.06% in the third quarter of 2024, compared to 2.05% in the previous quarter. The ratio of the ACL to NPLs held-in-portfolio was 206.0%, down from 213.6% in the previous quarter.

The provision for loan losses for the loan and lease portfolios for the third quarter of 2024 was $72.8 million, compared to $44.2 million in the previous quarter. The provision loan losses for the BPPR segment amounted to $77.2 million, compared to $48.6 million in the previous quarter, an increase of $28.6 million largely driven by the commercial loan growth and changes in credit quality trends for the auto loans portfolios. The PB segment had a release of $4.4 million, consistent with the previous quarter and driven by improvements in credit quality.

The provision for loan losses for the loan and lease portfolios, along with the $0.5 million reserve release related to unfunded loan commitments and the $0.9 million reserve release in the Corporation’s investment portfolio for the third quarter of 2024, are consolidated and shown together under the provision for credit losses in our Consolidated Statement of Operations. For the third quarter, the provision for credit losses amounted to $71.4 million, up from $46.8 million in the previous quarter.

Non-Performing Assets

(Unaudited)
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23
Non-performing loans held-in-portfolio	$361,398	$341,835	$361,523
Other real estate owned	63,028	70,225	82,322

Total non-performing assets	$424,426	$412,060	$443,845

Net charge-offs for the quarter	$58,529	$53,630	$32,655

Ratios:
Loans held-in-portfolio	$36,194,967	$35,591,620	$34,029,313
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.00%	0.96%	1.06%
Allowance for credit losses to loans held-in-portfolio	2.06	2.05	2.09
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	205.96	213.58	196.69

Refer to Table L for additional information.

Provision for Credit Losses (Benefit) - Loan Portfolios

(Unaudited)	Quarters ended			Nine months ended
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	30-Sep-24	30-Sep-23
Provision for credit losses (benefit) - loan portfolios:
BPPR	$77,147	$48,585	$54,017	$186,740	$127,599
Popular U.S.	(4,378)	(4,428)	(10,503)	2,572	(1,278)

Total provision for credit losses (benefit) - loan portfolios	$72,769	$44,157	$43,514	$189,312	$126,321

Credit Quality by Segment

(Unaudited)
(In thousands)	Quarters ended
BPPR	30-Sep-24	30-Jun-24	30-Sep-23
Provision for credit losses - loan portfolios	$77,147	$48,585	$54,017
Net charge-offs	54,581	49,308	25,600
Total non-performing loans held-in-portfolio	288,815	286,887	333,825
Annualized net charge-offs to average loans held-in-portfolio	0.86%	0.79%	0.44%
Allowance / loans held-in-portfolio	2.59%	2.56%	2.63%
Allowance / non-performing loans held-in-portfolio	230.66%	224.34%	187.08%

	Quarters ended
Popular U.S.	30-Sep-24	30-Jun-24	30-Sep-23
Provision for credit losses (benefit) - loan portfolios	$(4,378)	$(4,428)	$(10,503)
Net charge-offs	3,948	4,322	7,055
Total non-performing loans held-in-portfolio	72,583	54,948	27,698
Annualized net charge-offs to average loans held-in-portfolio	0.15%	0.16%	0.28%
Allowance / loans held-in-portfolio	0.75%	0.83%	0.84%
Allowance / non-performing loans held-in-portfolio	107.66%	157.37%	312.42%

Financial Condition Highlights

(Unaudited)
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23
Cash and money market investments	$6,958,382	$7,211,367	$6,924,772
Investment securities	25,280,451	26,742,639	25,653,616
Loans	36,194,967	35,591,620	34,029,313
Total assets	71,323,074	72,845,072	69,736,936
Deposits	63,668,501	65,530,862	63,337,600
Borrowings	973,736	1,047,264	1,097,720
Total liabilities	65,532,560	67,472,394	65,279,328
Stockholders’ equity	5,790,514	5,372,678	4,457,608

Total assets amounted to $71.3 billion at September 30, 2024, a decrease of $1.5 billion from the second quarter of 2024, driven by:

•

a decrease in securities available-for-sale (“AFS”) of $1.4 billion, mainly due to repayments and maturities, partially offset by a decrease in the unrealized losses of AFS securities of $378.9 million;

•

a decrease in other assets of $404.6 million, driven by unsettled trade receivables related to proceeds from maturities of U.S. Treasury Notes and interest payments from the second quarter of 2024 which were received in the third quarter; and

•	a decrease in money market investments of $320.6 million, mainly driven by lower deposits and deployment of funds to support loan growth;

partially offset by:

•

an increase in loans held-in-portfolio by $603.3 million, primarily in BPPR with an increase of $582.1 million across most portfolios, particularly commercial loans, while PB’s increased by $21.2 million.

Total liabilities decreased by $1.9 billion from the second quarter of 2024, driven by:

•	a decrease of $1.9 billion in deposits, mainly driven by interest bearing deposit accounts in BPPR, including the P.R. government demand accounts, offset by an increase in time deposits at PB.

Stockholders’ equity increased by $417.8 million from the second quarter of 2024 mainly due to the change in the accumulated other comprehensive loss driven by the decrease in net unrealized losses in the portfolio of AFS securities of $326.1 million and the amortization of unrealized losses from securities previously reclassified to HTM of $36.3 million, net of tax effect, coupled with retained earnings resulting from the quarter’s net income of $155.3 million, partially offset by common and preferred dividends declared during the quarter of $45.0 million and by an increase in Treasury Stock due to the repurchases of 599,096 shares of common stock for $58.8 million during the quarter as part of the previously announced authorization.

The Corporation is in the process of completing its annual goodwill impairment test, using July 31, 2024 as the evaluation date. The Corporation expects to finalize its evaluation prior to the filing of its Form 10-Q for the quarter ended September 30, 2024 with the Securities and Exchange Commission. Any impairment of goodwill would result in a non-cash expense, net of tax impact. A charge to earnings related to goodwill impairment would not materially impact regulatory capital and tangible capital calculations.

Common Equity Tier 1 ratio (“CET1”), common equity per share and tangible book value per share were 16.42%, $80.35 and $69.04, respectively, at September 30, 2024, compared to 16.48%, $73.94 and $62.71, respectively, at June 30, 2024. Refer to Table A for capital ratios.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new regulatory requirements or accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, imposition of additional or special FDIC assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023, our Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and the Form 10-Q for the quarter ended September 30, 2024, to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Conference Call

Popular will hold a conference call to discuss its financial results today, Wednesday, October 23, 2024 at 11:00 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed through the Investor Relations section of the Corporation’s website: www.popular.com.

Listeners are recommended to go to the website at least 15 minutes prior to the call to download and install any necessary audio software. The call may also be accessed through a dial-in telephone number 1-833-470-1428 (Toll Free) or 1-404-975-4839 (Local). The dial-in access code is 177500.

A replay of the webcast will be archived in Popular’s website. A telephone replay will be available one hour after the end of the conference call through Friday, November 22, 2024. The replay dial in is: 1-866-813-9403 or 1-929-458-6194. The replay passcode is 473434.

An electronic version of this press release can be found at the Corporation’s website: www.popular.com.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

Table B - Consolidated Statement of Operations

Table C - Consolidated Statement of Financial Condition

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - QUARTER

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

Table G - Mortgage Banking Activities and Other Service Fees

Table H - Loans and Deposits

Table I - Loan Delinquency - BPPR Operations

Table J - Loan Delinquency - Popular U.S. Operations

Table K - Loan Delinquency - Consolidated

Table L - Non-Performing Assets

Table M - Activity in Non-Performing Loans

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

Table O - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - BPPR Operations

Table P - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Popular U.S. Operations

Table Q - Allowance for Credit Losses ‘‘ACL’’ - Loan Portfolios - Consolidated

Table R - Reconciliation to GAAP Financial Measures

POPULAR, INC.

Financial Supplement to Third Quarter 2024 Earnings Release

Table A - Selected Ratios and Other Information

(Unaudited)

	Quarters ended			Nine months ended
	30-Sep-24	30-Jun-24	30-Sep-23	30-Sep-24	30-Sep-23
Basic EPS	$2.16	$2.47	$1.90	$6.06	$6.22
Diluted EPS	$2.16	$2.46	$1.90	$6.05	$6.21
Average common shares outstanding	71,807,136	71,970,773	71,794,934	71,882,273	71,676,630
Average common shares outstanding - assuming dilution	71,828,402	71,991,911	71,818,102	71,912,153	71,736,514
Common shares outstanding at end of period	71,787,349	72,365,926	72,127,595	71,787,349	72,127,595
Market value per common share	$100.27	$88.43	$63.01	$100.27	$63.01
Market capitalization - (In millions)	$7,198	$6,399	$4,545	$7,198	$4,545
Return on average assets	0.84%	0.97%	0.75%	0.79%	0.84%
Return on average common equity	8.82%	10.38%	8.17%	8.43%	9.13%
Net interest margin (non-taxable equivalent basis)	3.24%	3.22%	3.07%	3.20%	3.14%
Net interest margin (taxable equivalent basis) -non-GAAP	3.47%	3.48%	3.24%	3.44%	3.32%
Common equity per share	$80.35	$73.94	$61.49	$80.35	$61.49
Tangible common book value per common share (non-GAAP) [1]	$69.04	$62.71	$50.20	$69.04	$50.20
Tangible common equity to tangible assets (non-GAAP) [1]	7.03%	6.30%	5.25%	7.03%	5.25%
Return on average tangible common equity [1]	9.98%	11.77%	9.36%	9.56%	10.48%
Tier 1 capital	16.48%	16.54%	16.87%	16.48%	16.87%
Total capital	18.24%	18.30%	18.67%	18.24%	18.67%
Tier 1 leverage	8.67%	8.53%	8.41%	8.67%	8.41%
Common Equity Tier 1 capital	16.42%	16.48%	16.81%	16.42%	16.81%

[1]	Refer to Table R for reconciliation to GAAP financial measures.

POPULAR, INC.

Financial Supplement to Third Quarter 2024 Earnings Release

Table B - Consolidated Statement of Operations

(Unaudited)

	Quarters ended		Variance Q3 2024 vs. Q2 2024	Quarter ended	Variance Q3 2024 vs. Q3 2023	Nine months ended
(In thousands, except per share information)	30-Sep-24	30-Jun-24		30-Sep-23		30-Sep-24	30-Sep-23
Interest income:
Loans	$664,731	$648,739	$15,992	$596,886	$67,845	$1,952,200	$1,708,216
Money market investments	96,061	88,316	7,745	99,286	(3,225)	272,893	265,785
Investment securities	176,656	184,852	(8,196)	148,614	28,042	528,403	403,814

Total interest income	937,448	921,907	15,541	844,786	92,662	2,753,496	2,377,815

Interest expense:
Deposits	350,985	339,939	11,046	294,121	56,864	1,020,420	730,824
Short-term borrowings	1,430	1,126	304	1,478	(48)	3,748	5,987
Long-term debt	12,560	12,530	30	15,167	(2,607)	37,799	43,660

Total interest expense	364,975	353,595	11,380	310,766	54,209	1,061,967	780,471

Net interest income	572,473	568,312	4,161	534,020	38,453	1,691,529	1,597,344
Provision for credit losses	71,448	46,794	24,654	45,117	26,331	190,840	129,946

Net interest income after provision for credit losses	501,025	521,518	(20,493)	488,903	12,122	1,500,689	1,467,398

Service charges on deposit accounts	38,315	37,526	789	37,318	997	113,283	109,777
Other service fees	98,748	96,863	1,885	93,407	5,341	289,883	277,748
Mortgage banking activities	2,670	5,723	(3,053)	5,393	(2,723)	12,753	15,109
Net (loss) gain, including impairment, on equity securities	(546)	319	(865)	(1,319)	773	876	1,165
Net gain on trading account debt securities	817	277	540	219	598	1,455	632
Net loss on sale of loans, including valuation adjustments on loans held-for-sale	—	—	—	(44)	44	—	(44)
Adjustments to indemnity reserves on loans sold	808	212	596	(187)	995	783	(31)
Other operating income	23,270	25,386	(2,116)	24,762	(1,492)	75,173	77,625

Total non-interest income	164,082	166,306	(2,224)	159,549	4,533	494,206	481,981

Operating expenses:
Personnel costs
Salaries	135,983	128,634	7,349	127,832	8,151	394,001	378,126
Commissions, incentives and other bonuses	26,350	30,626	(4,276)	27,670	(1,320)	95,587	86,025
Pension, postretirement and medical insurance	16,387	16,619	(232)	16,985	(598)	50,391	49,871
Other personnel costs, including payroll taxes	23,136	21,545	1,591	20,665	2,471	74,678	69,358

Total personnel costs	201,856	197,424	4,432	193,152	8,704	614,657	583,380
Net occupancy expenses	28,031	27,692	339	28,100	(69)	83,764	81,304
Equipment expenses	9,349	9,662	(313)	8,905	444	28,578	26,878
Other taxes	17,757	15,333	2,424	8,590	9,167	47,465	41,290
Professional fees	26,708	37,744	(11,036)	38,514	(11,806)	93,370	122,077
Technology and software expenses	88,452	79,752	8,700	72,930	15,522	247,666	213,843
Processing and transactional services
Credit and debit cards	11,761	13,739	(1,978)	13,762	(2,001)	37,644	37,896
Other processing and transactional services	22,559	25,357	(2,798)	24,137	(1,578)	69,966	70,713

Total processing and transactional services	34,320	39,096	(4,776)	37,899	(3,579)	107,610	108,609
Communications	5,229	4,357	872	4,220	1,009	14,143	12,483
Business promotion
Rewards and customer loyalty programs	16,533	16,406	127	15,988	545	46,995	44,962
Other business promotion	9,104	9,043	61	7,087	2,017	25,080	22,067

Total business promotion	25,637	25,449	188	23,075	2,562	72,075	67,029
Deposit insurance	10,433	10,581	(148)	8,932	1,501	44,901	24,600
Other real estate owned (OREO) income	(2,674)	(5,750)	3,076	(5,189)	2,515	(13,745)	(10,197)
Other operating expenses

Operational losses	5,769	11,823	(6,054)	5,504	265	21,153	16,584
All other	15,750	15,679	71	17,557	(1,807)	56,140	53,690

Total other operating expenses	21,519	27,502	(5,983)	23,061	(1,542)	77,293	70,274
Amortization of intangibles	704	734	(30)	795	(91)	2,233	2,385
Goodwill impairment charge	—	—	—	23,000	(23,000)	—	23,000

Total operating expenses	467,321	469,576	(2,255)	465,984	1,337	1,420,010	1,366,955

Income before income tax	197,786	218,248	(20,462)	182,468	15,318	574,885	582,424
Income tax expense	42,463	40,459	2,004	45,859	(3,396)	138,490	135,676

Net income	$155,323	$177,789	$(22,466)	$136,609	$18,714	$436,395	$446,748

Net income applicable to common stock	$154,970	$177,436	$(22,466)	$136,256	$18,714	$435,336	$445,689

Net income per common share - basic	$2.16	$2.47	$(0.31)	$1.90	$0.26	$6.06	$6.22

Net income per common share - diluted	$2.16	$2.46	$(0.30)	$1.90	$0.26	$6.05	$6.21

Dividends Declared per Common Share	$0.62	$0.62	$—	$0.55	$0.07	$1.86	$1.65

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table C - Consolidated Statement of Financial Condition

(Unaudited)

(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	Variance Q3 2024 vs. Q2 2024
Assets:
Cash and due from banks	$427,594	$359,973	$535,335	$67,621
Money market investments	6,530,788	6,851,394	6,389,437	(320,606)
Trading account debt securities, at fair value	30,843	28,045	30,988	2,798
Debt securities available-for-sale, at fair value	17,186,123	18,543,279	17,129,858	(1,357,156)
Less: Allowance for credit losses	—	500	—	(500)

Debt securities available-for-sale, net	17,186,123	18,542,779	17,129,858	(1,356,656)

Debt securities held-to-maturity, at amortized cost	7,865,294	7,975,524	8,302,082	(110,230)
Less: Allowance for credit losses	5,430	6,251	6,057	(821)

Debt securities held-to-maturity, net	7,859,864	7,969,273	8,296,025	(109,409)

Equity securities	198,191	195,791	190,688	2,400
Loans held-for-sale, at lower of cost or fair value	5,509	8,225	5,239	(2,716)
Loans held-in-portfolio	36,599,612	35,978,602	34,369,775	621,010
Less: Unearned income	404,645	386,982	340,462	17,663
Allowance for credit losses	744,320	730,077	711,068	14,243

Total loans held-in-portfolio, net	35,450,647	34,861,543	33,318,245	589,104

Premises and equipment, net	624,376	599,058	534,384	25,318
Other real estate	63,028	70,225	82,322	(7,197)
Accrued income receivable	257,406	260,162	257,833	(2,756)
Mortgage servicing rights, at fair value	108,827	113,386	119,030	(4,559)
Other assets	1,767,919	2,172,555	2,032,565	(404,636)
Goodwill	804,428	804,428	804,428	—
Other intangible assets	7,531	8,235	10,559	(704)

Total assets	$71,323,074	$72,845,072	$69,736,936	$(1,521,998)

Liabilities and Stockholders’ Equity:
Liabilities:
Deposits:
Non-interest bearing	$15,276,071	$15,470,082	$15,201,374	$(194,011)
Interest bearing	48,392,430	50,060,780	48,136,226	(1,668,350)

Total deposits	63,668,501	65,530,862	63,337,600	(1,862,361)

Assets sold under agreements to repurchase	55,360	105,684	93,071	(50,324)
Notes payable	918,376	941,580	1,004,649	(23,204)
Other liabilities	890,323	894,268	844,008	(3,945)

Total liabilities	65,532,560	67,472,394	65,279,328	(1,939,834)

Stockholders’ equity:
Preferred stock	22,143	22,143	22,143	—
Common stock	1,048	1,048	1,048	—
Surplus	4,853,869	4,852,747	4,797,364	1,122
Retained earnings	4,495,878	4,385,522	4,189,865	110,356
Treasury stock	(2,069,430)	(2,010,500)	(2,018,870)	(58,930)
Accumulated other comprehensive loss, net of tax	(1,512,994)	(1,878,282)	(2,533,942)	365,288

Total stockholders’ equity	5,790,514	5,372,678	4,457,608	417,836

Total liabilities and stockholders’ equity	$71,323,074	$72,845,072	$69,736,936	$(1,521,998)

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table D - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2024 and June 30, 2024

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-24	30-Jun-24	Variance	30-Sep-24	30-Jun-24	Variance		30-Sep-24	30-Jun-24	Variance	Rate	Volume
(In millions)							(In thousands)
$7,033	$6,471	$562	5.43%	5.49%	(0.06)%	Money market investments	$96,061	$88,316	$7,745	$59	$7,686
27,569	28,943	(1,374)	2.92	3.01	(0.09)	Investment securities [1]	202,317	216,922	(14,605)	(4,017)	(10,588)
30	26	4	5.87	5.69	0.18	Trading securities	436	367	69	16	53

34,632	35,440	(808)	3.43	3.47	(0.04)	Total money market, investment and trading securities	298,814	305,605	(6,791)	(3,942)	(2,849)

						Loans:
17,798	17,707	91	6.90	6.86	0.04	Commercial	308,734	302,003	6,731	5,175	1,556
1,129	1,070	59	8.85	9.11	(0.26)	Construction	25,102	24,224	878	(446)	1,324
1,851	1,789	62	6.97	6.86	0.11	Leasing	32,241	30,697	1,544	472	1,072
7,911	7,817	94	5.73	5.66	0.07	Mortgage	113,409	110,673	2,736	1,399	1,337
3,211	3,192	19	14.08	13.97	0.11	Consumer	112,423	110,906	1,517	675	842
3,879	3,819	60	8.94	8.88	0.06	Auto	87,189	84,268	2,921	1,575	1,346

35,779	35,394	385	7.56	7.52	0.04	Total loans	679,098	662,771	16,327	8,850	7,477

$70,411	$70,834	$(423)	5.53%	5.49%	0.04%	Total earning assets	$977,912	$968,376	$9,536	$4,908	$4,628

						Interest bearing deposits:
$26,148	$26,105	$43	3.64%	3.60%	0.04%	NOW and money market [2]	$238,923	$233,345	$5,578	$7,861	$(2,283)
14,322	14,732	(410)	0.92	0.92	—	Savings	33,169	33,795	(626)	858	(1,484)
9,069	9,014	55	3.46	3.25	0.21	Time deposits	78,893	72,799	6,094	5,459	635

49,539	49,851	(312)	2.82	2.74	0.08	Total interest bearing deposits	350,985	339,939	11,046	14,178	(3,132)

14,968	15,176	(208)				Non-interest bearing demand deposits

64,507	65,027	(520)	2.16	2.10	0.06	Total deposits	350,985	339,939	11,046	14,178	(3,132)

101	80	21	5.62	5.64	(0.02)	Short-term borrowings	1,431	1,126	305	8	297
950	978	(28)	5.32	5.16	0.16	Other medium and long-term debt	12,560	12,530	30	131	(101)

50,590	50,909	(319)	2.87	2.79	0.08	Total interest bearing liabilities (excluding demand deposits)	364,976	353,595	11,381	14,317	(2,936)

4,853	4,749	104				Other sources of funds

$70,411	$70,834	$(423)	2.06%	2.01%	0.05%	Total source of funds	364,976	353,595	11,381	14,317	(2,936)

			3.47%	3.48%	(0.01)%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	612,936	614,781	(1,845)	$(9,409)	$7,564

			2.66%	2.70%	(0.04)%	Net interest spread

						Taxable equivalent adjustment	40,464	46,469	(6,005)

			3.24%	3.22%	0.02%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$572,472	$568,312	$4,160

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table E - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP)

For the quarters ended September 30, 2024 and September 30, 2023

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-24	30-Sep-23	Variance	30-Sep-24	30-Sep-23	Variance		30-Sep-24	30-Sep-23	Variance	Rate	Volume
(In millions)							(In thousands)
$7,033	$7,292	$(259)	5.43%	5.40%	0.03%	Money market investments	$96,061	$99,285	$(3,224)	$312	$(3,536)
27,569	28,396	(827)	2.92	2.31	0.61	Investment securities [1]	202,317	165,319	36,998	41,381	(4,383)
30	34	(4)	5.87	4.43	1.44	Trading securities	436	375	61	110	(49)

34,632	35,722	(1,090)	3.43	2.95	0.48	Total money market, investment and trading securities	298,814	264,979	33,835	41,803	(7,968)

						Loans:
17,798	16,611	1,187	6.90	6.64	0.26	Commercial	308,734	277,977	30,757	10,336	20,421
1,129	865	264	8.85	8.99	(0.14)	Construction	25,102	19,580	5,522	(364)	5,886
1,851	1,669	182	6.97	6.50	0.47	Leasing	32,241	27,142	5,099	2,022	3,077
7,911	7,504	407	5.73	5.42	0.31	Mortgage	113,409	101,700	11,709	6,038	5,671
3,211	3,147	64	14.08	13.39	0.69	Consumer	112,423	105,042	7,381	4,260	3,121
3,879	3,657	222	8.94	8.47	0.47	Auto	87,189	78,055	9,134	4,248	4,886

35,779	33,453	2,326	7.56	7.24	0.32	Total loans	679,098	609,496	69,602	26,540	43,062

$70,411	$69,175	$1,236	5.53%	5.02%	0.51%	Total earning assets	$977,912	$874,475	$103,437	$68,343	$35,094

						Interest bearing deposits:
$26,148	$25,652	$496	3.64%	3.31%	0.33%	NOW and money market [2]	$238,923	$213,957	$24,966	$26,317	$(1,351)
14,322	14,875	(553)	0.92	0.73	0.19	Savings	33,169	27,373	5,796	6,429	(633)
9,069	7,986	1,083	3.46	2.62	0.84	Time deposits	78,893	52,791	26,102	16,893	9,209

49,539	48,513	1,026	2.82	2.41	0.41	Total interest bearing deposits	350,985	294,121	56,864	49,639	7,225

14,968	15,038	(70)				Non-interest bearing demand deposits

64,507	63,551	956	2.16	1.84	0.32	Total deposits	350,985	294,121	56,864	49,639	7,225

101	108	(7)	5.62	5.45	0.17	Short-term borrowings	1,431	1,478	(47)	44	(91)
950	1,172	(222)	5.32	5.20	0.12	Other medium and long-term debt	12,560	15,167	(2,607)	415	(3,022)

50,590	49,793	797	2.87	2.48	0.39	Total interest bearing liabilities (excluding demand deposits)	364,976	310,766	54,210	50,098	4,112

4,853	4,344	509				Other sources of funds

$70,411	$69,175	$1,236	2.06%	1.78%	0.28%	Total source of funds	364,976	310,766	54,210	50,098	4,112

			3.47%	3.24%	0.23%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	612,936	563,709	49,227	$18,245	$30,982

			2.66%	2.54%	0.12%	Net interest spread

						Taxable equivalent adjustment	40,464	29,689	10,775

			3.24%	3.07%	0.17%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$572,472	$534,020	$38,452

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table F - Analysis of Levels and Yields on a Taxable Equivalent Basis (Non-GAAP) - YEAR-TO-DATE

(Unaudited)

Average Volume			Average Yields / Costs				Interest			Variance Attributable to
30-Sep-24	30-Sep-23	Variance	30-Sep-24	30-Sep-23	Variance		30-Sep-24	30-Sep-23	Variance	Rate	Volume
(In millions)							(In thousands)
$6,664	$6,966	$(302)	5.47%	5.10%	0.37%	Money market investments	$272,893	$265,785	$7,108	$18,902	$(11,794)
28,271	28,205	66	2.88	2.18	0.70	Investment securities [1]	610,342	460,641	149,701	148,137	1,564
30	32	(2)	5.02	4.52	0.50	Trading securities	1,114	1,084	30	117	(87)

34,965	35,203	(238)	3.38	2.76	0.62	Total money market, investment and trading securities	884,349	727,510	156,839	167,156	(10,317)

						Loans:
17,707	16,206	1,501	6.87	6.50	0.37	Commercial	910,241	787,381	122,860	47,469	75,391
1,064	778	286	8.97	8.79	0.18	Construction	71,426	51,178	20,248	1,090	19,158
1,794	1,630	164	6.86	6.31	0.55	Leasing	92,292	77,135	15,157	7,024	8,133
7,818	7,434	384	5.67	5.45	0.22	Mortgage	332,626	303,777	28,849	12,819	16,030
3,209	3,082	127	13.94	13.10	0.83	Consumer	334,818	302,050	32,768	17,783	14,985
3,820	3,603	217	8.86	8.31	0.55	Auto	253,511	223,929	29,582	15,682	13,900

35,412	32,733	2,679	7.52	7.13	0.39	Total loans	1,994,914	1,745,450	249,464	101,867	147,597

$70,377	$67,936	$2,441	5.46%	4.86%	0.60%	Total earning assets	$2,879,263	$2,472,960	$406,303	$269,023	$137,280

						Interest bearing deposits:
$25,986	$24,407	$1,579	3.62%	2.93%	0.69%	NOW and money market [2]	$704,396	$534,567	$169,829	$137,718	$32,111
14,584	14,889	(305)	0.93	0.62	0.31	Savings	101,136	69,262	31,874	30,343	1,531
8,877	7,603	1,274	3.23	2.23	1.00	Time deposits	214,888	126,995	87,893	56,973	30,920

49,447	46,899	2,548	2.76	2.08	0.68	Total interest bearing deposits	1,020,420	730,824	289,596	225,034	64,562

15,075	15,405	(330)				Non-interest bearing demand deposits

64,522	62,304	2,218	2.11	1.57	0.54	Total deposits	1,020,420	730,824	289,596	225,034	64,562

89	160	(71)	5.65	5.02	0.63	Short-term borrowings	3,749	5,987	(2,238)	681	(2,919)
975	1,140	(165)	5.18	5.12	0.06	Other medium and long-term debt	37,799	43,660	(5,861)	152	(6,013)

50,511	48,199	2,312	2.81	2.16	0.65	Total interest bearing liabilities (excluding demand deposits)	1,061,968	780,471	281,497	225,867	55,630

4,791	4,332	459				Other sources of funds

$70,377	$67,936	$2,441	2.02%	1.54%	0.48%	Total source of funds	1,061,968	780,471	281,497	225,867	55,630

			3.44%	3.32%	0.12%	Net interest margin/ income on a taxable equivalent basis (Non-GAAP)	1,817,295	1,692,489	124,806	$43,156	$81,650

			2.65%	2.70%	(0.05)%	Net interest spread

						Taxable equivalent adjustment	125,766	95,145	30,621

			3.20%	3.14%	0.06%	Net interest margin/ income non-taxable equivalent basis (GAAP)	$1,691,529	$1,597,344	$94,185

Note: The changes that are not due solely to volume or rate are allocated to volume and rate based on the proportion of the change in each category.

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale and the unrealized loss related to certain securities transferred from available-for-sale to held-to-maturity.
[2]	Includes interest bearing demand deposits corresponding to certain government entities in Puerto Rico.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table G - Mortgage Banking Activities and Other Service Fees

(Unaudited)

Mortgage Banking Activities

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	Q3 2024 vs.Q2 2024	Q3 2024 vs.Q3 2023	30-Sep-24	30-Sep-23	2024 vs. 2023
Mortgage servicing fees, net of fair value adjustments:
Mortgage servicing fees	$7,559	$7,602	$8,025	$(43)	$(466)	$22,912	$25,083	$(2,171)
Mortgage servicing rights fair value adjustments	(4,896)	(1,945)	(2,793)	(2,951)	(2,103)	(10,280)	(10,385)	105

Total mortgage servicing fees, net of fair value adjustments	2,663	5,657	5,232	(2,994)	(2,569)	12,632	14,698	(2,066)

Net gain (loss) on sale of loans, including valuation on loans held-for-sale	320	2	(335)	318	655	396	(133)	529

Trading account (loss) profit:
Unrealized (loss) gains on outstanding derivative positions	(44)	56	45	(100)	(89)	113	160	(47)
Realized (loss) gains on closed derivative positions	(261)	9	494	(270)	(755)	(249)	661	(910)

Total trading account (loss) profit	(305)	65	539	(370)	(844)	(136)	821	(957)

Losses on repurchased loans, including interest advances	(8)	(1)	(43)	(7)	35	(139)	(277)	138

Total mortgage banking activities	$2,670	$5,723	$5,393	$(3,053)	$(2,723)	$12,753	$15,109	$(2,356)

Other Service Fees

	Quarters ended			Variance		Nine months ended		Variance
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	Q3 2024 vs.Q2 2024	Q3 2024 vs.Q3 2023	30-Sep-24	30-Sep-23	2024 vs. 2023
Other service fees:
Debit card fees [1]	$26,197	$27,176	$24,603	$(979)	$1,594	$78,907	$74,143	$4,764
Insurance fees	15,422	13,368	14,983	2,054	439	43,479	43,481	(2)
Credit card fees [1]	31,262	30,748	29,778	514	1,484	91,577	90,146	1,431
Sale and administration of investment products	8,387	7,850	6,820	537	1,567	23,664	19,454	4,210
Trust fees	6,715	6,622	6,381	93	334	20,044	18,756	1,288
Other fees	10,765	11,099	10,842	(334)	(77)	32,212	31,768	444

Total other service fees	$98,748	$96,863	$93,407	$1,885	$5,341	$289,883	$277,748	$12,135

[1]

Effective in the third quarter of 2024, the Corporation is reclassifying certain interchange fees, which were previously included jointly with credit card fees from common network activity, as debit card fees. Interchange fees amounting to $11.3 million and $10.9 million, were reclassified for the first and second quarters of 2024, respectively. For the quarter and nine-month period ended September 30, 2023, interchange fees of approximately $11.0 million and $33.8 million were reclassified.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table H - Loans and Deposits

(Unaudited)

Loans - Ending Balances

				Variance
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	Q3 2024 vs.Q2 2024	% of Change	Q3 2024 vs.Q3 2023	% of Change
Loans held-in-portfolio:
Commercial
Commercial multi-family	$2,405,302	$2,384,480	$2,328,433	$20,822	0.87%	$76,869	3.30%
Commercial real estate non-owner occupied	5,185,381	5,004,472	5,035,130	180,909	3.61%	150,251	2.98%
Commercial real estate owner occupied	3,092,393	3,143,817	3,044,905	(51,424)	(1.64%)	47,488	1.56%
Commercial and industrial	7,400,553	7,195,357	6,527,082	205,196	2.85%	873,471	13.38%
Total Commercial	18,083,629	17,728,126	16,935,550	355,503	2.01%	1,148,079	6.78%
Construction	1,113,307	1,105,759	922,112	7,548	0.68%	191,195	20.73%
Leasing	1,887,052	1,828,048	1,698,114	59,004	3.23%	188,938	11.13%
Mortgage	7,993,348	7,883,726	7,585,111	109,622	1.39%	408,237	5.38%
Consumer
Credit cards	1,186,893	1,162,557	1,077,428	24,336	2.09%	109,465	10.16%
Home equity lines of credit	69,691	68,992	67,499	699	1.01%	2,192	3.25%
Personal	1,873,175	1,879,619	1,952,168	(6,444)	(0.34%)	(78,993)	(4.05%)
Auto	3,818,607	3,773,292	3,633,196	45,315	1.20%	185,411	5.10%
Other	169,265	161,501	158,135	7,764	4.81%	11,130	7.04%
Total Consumer	7,117,631	7,045,961	6,888,426	71,670	1.02%	229,205	3.33%

Total loans held-in-portfolio	$36,194,967	$35,591,620	$34,029,313	$603,347	1.70%	$2,165,654	6.36%
Loans held-for-sale:
Mortgage	$5,509	$8,225	$5,239	$(2,716)	(33.02%)	$270	5.15%

Total loans held-for-sale	$5,509	$8,225	$5,239	$(2,716)	(33.02%)	$270	5.15%

Total loans	$36,200,476	$35,599,845	$34,034,552	$600,631	1.69%	$2,165,924	6.36%

Deposits - Ending Balances

				Variance
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23	Q3 2024 vs. Q2 2024	% of Change	Q3 2024 vs.Q3 2023	% of Change
Non-P.R. government deposits:
Demand deposits [1]	$15,276,071	$15,470,083	$15,201,374	$(194,012)	(1.25%)	$74,697	0.49%
Savings, NOW and money market deposits (non-brokered)	20,584,328	21,210,000	22,172,344	(625,672)	(2.95%)	(1,588,016)	(7.16%)
Savings, NOW and money market deposits (brokered)	735,231	729,326	734,479	5,905	0.81%	752	0.10%
Time deposits (non-brokered)	7,363,477	7,427,612	6,535,481	(64,135)	(0.86%)	827,996	12.67%
Time deposits (brokered CDs)	993,522	971,907	943,801	21,615	2.22%	49,721	5.27%

Sub-total non-P.R. government deposits	44,952,629	45,808,928	45,587,479	(856,299)	(1.87%)	(634,850)	(1.39%)

P.R. government deposits:
Demand deposits	11,088,511	10,409,323	12,741,408	679,188	6.52%	(1,652,897)	(12.97%)
Savings, NOW and money market deposits (non-brokered)	6,903,370	8,514,473	4,280,038	(1,611,103)	(18.92%)	2,623,332	61.29%
Time deposits (non-brokered)	723,991	798,138	728,675	(74,147)	(9.29%)	(4,684)	(0.64%)

Sub-total P.R. government deposits	18,715,872	19,721,934	17,750,121	(1,006,062)	(5.10%)	965,751	5.44%

Total deposits	$63,668,501	$65,530,862	$63,337,600	$(1,862,361)	(2.84%)	$330,901	0.52%

[1]	Includes interest and non-interest bearing demand deposits.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table I - Loan Delinquency -BPPR Operations

(Unaudited)

30-Sep-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,866	$—	$87	$1,953	$303,581	$305,534	$87	$—
Commercial real estate:
Non-owner occupied	170	174	7,493	7,837	3,140,418	3,148,255	7,493	—
Owner occupied	1,544	1,681	26,600	29,825	1,374,025	1,403,850	26,600	—
Commercial and industrial	19,074	6,694	23,819	49,587	5,126,538	5,176,125	19,639	4,180
Construction	—	—	—	—	190,343	190,343	—	—
Mortgage	246,220	122,592	359,986	728,798	5,966,619	6,695,417	157,920	202,066
Leasing	19,840	4,661	7,367	31,868	1,855,184	1,887,052	7,367	—
Consumer:
Credit cards	16,210	11,415	27,214	54,839	1,132,050	1,186,889	—	27,214
Home equity lines of credit	—	—	—	—	2,131	2,131	—	—
Personal	21,726	13,153	21,007	55,886	1,698,195	1,754,081	20,992	15
Auto	104,363	26,090	47,828	178,281	3,640,326	3,818,607	47,828	—
Other	727	500	1,188	2,415	154,775	157,190	889	299

Total	$431,740	$186,960	$522,589	$1,141,289	$24,584,185	$25,725,474	$288,815	$233,774

30-Jun-24
BPPR
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$233	$—	$443	$676	$304,235	$304,911	$443	$—
Commercial real estate:
Non-owner occupied	1,713	—	7,484	9,197	2,970,430	2,979,627	7,484	—
Owner occupied	1,770	232	25,285	27,287	1,389,825	1,417,112	25,285	—
Commercial and industrial	5,387	2,097	26,560	34,044	4,968,740	5,002,784	22,958	3,602
Construction	5,479	—	—	5,479	178,460	183,939	—	—
Mortgage	287,468	105,266	373,306	766,040	5,824,480	6,590,520	163,790	209,516
Leasing	20,631	5,071	7,059	32,761	1,795,287	1,828,048	7,059	—
Consumer:
Credit cards	15,032	9,436	23,931	48,399	1,114,140	1,162,539	—	23,931
Home equity lines of credit	—	—	—	—	2,216	2,216	—	—
Personal	21,535	12,755	19,650	53,940	1,690,933	1,744,873	19,650	—
Auto	103,873	24,943	39,333	168,149	3,605,143	3,773,292	39,333	—
Other	976	258	1,207	2,441	151,092	153,533	885	322

Total	$464,097	$160,058	$524,258	$1,148,413	$23,994,981	$25,143,394	$286,887	$237,371

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,633	$—	$(356)	$1,277	$(654)	$623	$(356)	$—
Commercial real estate:
Non-owner occupied	(1,543)	174	9	(1,360)	169,988	168,628	9	—
Owner occupied	(226)	1,449	1,315	2,538	(15,800)	(13,262)	1,315	—
Commercial and industrial	13,687	4,597	(2,741)	15,543	157,798	173,341	(3,319)	578
Construction	(5,479)	—	—	(5,479)	11,883	6,404	—	—
Mortgage	(41,248)	17,326	(13,320)	(37,242)	142,139	104,897	(5,870)	(7,450)
Leasing	(791)	(410)	308	(893)	59,897	59,004	308	—
Consumer:
Credit cards	1,178	1,979	3,283	6,440	17,910	24,350	—	3,283
Home equity lines of credit	—	—	—	—	(85)	(85)	—	—
Personal	191	398	1,357	1,946	7,262	9,208	1,342	15
Auto	490	1,147	8,495	10,132	35,183	45,315	8,495	—
Other	(249)	242	(19)	(26)	3,683	3,657	4	(23)

Total	$(32,357)	$26,902	$(1,669)	$(7,124)	$589,204	$582,080	$1,928	$(3,597)

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table J - Loan Delinquency - Popular U.S. Operations

(Unaudited)

30-Sep-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$1,060	$—	$8,700	$9,760	$2,090,008	$2,099,768	$8,700	$—
Commercial real estate:
Non-owner occupied	10,330	3,013	2,282	15,625	2,021,501	2,037,126	2,282	—
Owner occupied	250	1,825	22,248	24,323	1,664,220	1,688,543	22,248	—
Commercial and industrial	11,478	2,312	5,443	19,233	2,205,195	2,224,428	5,246	197
Construction	—	34,349	—	34,349	888,615	922,964	—	—
Mortgage	899	3,640	28,434	32,973	1,264,958	1,297,931	28,434	—
Consumer:
Credit cards	—	—	—	—	4	4	—	—
Home equity lines of credit	74	984	3,834	4,892	62,668	67,560	3,834	—
Personal	1,696	2,015	1,837	5,548	113,546	119,094	1,837	—
Other	10	508	2	520	11,555	12,075	2	—

Total	$25,797	$48,646	$72,780	$147,223	$10,322,270	$10,469,493	$72,583	$197

30-Jun-24
Popular U.S.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,962	$—	$8,700	$11,662	$2,067,907	$2,079,569	$8,700	$—
Commercial real estate:
Non-owner occupied	2,494	2,783	1,025	6,302	2,018,543	2,024,845	1,025	—
Owner occupied	—	17,095	22,256	39,351	1,687,354	1,726,705	22,256	—
Commercial and industrial	5,181	304	5,992	11,477	2,181,096	2,192,573	5,782	210
Construction	—	—	—	—	921,820	921,820	—	—
Mortgage	1,309	23,479	11,554	36,342	1,256,864	1,293,206	11,554	—
Consumer:
Credit cards	—	—	—	—	18	18	—	—
Home equity lines of credit	890	462	3,780	5,132	61,644	66,776	3,780	—
Personal	1,770	1,689	1,851	5,310	129,436	134,746	1,851	—
Other	1,204	—	—	1,204	6,764	7,968	—	—

Total	$15,810	$45,812	$55,158	$116,780	$10,331,446	$10,448,226	$54,948	$210

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(1,902)	$—	$—	$(1,902)	$22,101	$20,199	$—	$—
Commercial real estate:
Non-owner occupied	7,836	230	1,257	9,323	2,958	12,281	1,257	—
Owner occupied	250	(15,270)	(8)	(15,028)	(23,134)	(38,162)	(8)	—
Commercial and industrial	6,297	2,008	(549)	7,756	24,099	31,855	(536)	(13)
Construction	—	34,349	—	34,349	(33,205)	1,144	—	—
Mortgage	(410)	(19,839)	16,880	(3,369)	8,094	4,725	16,880	—
Consumer:
Credit cards	—	—	—	—	(14)	(14)	—	—
Home equity lines of credit	(816)	522	54	(240)	1,024	784	54	—
Personal	(74)	326	(14)	238	(15,890)	(15,652)	(14)	—
Other	(1,194)	508	2	(684)	4,791	4,107	2	—

Total	$9,987	$2,834	$17,622	$30,443	$(9,176)	$21,267	$17,635	$(13)

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table K - Loan Delinquency - Consolidated

(Unaudited)

30-Sep-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$2,926	$—	$8,787	$11,713	$2,393,589	$2,405,302	$8,787	$—
Commercial real estate:
Non-owner occupied	10,500	3,187	9,775	23,462	5,161,919	5,185,381	9,775	—
Owner occupied	1,794	3,506	48,848	54,148	3,038,245	3,092,393	48,848	—
Commercial and industrial	30,552	9,006	29,262	68,820	7,331,733	7,400,553	24,885	4,377
Construction	—	34,349	—	34,349	1,078,958	1,113,307	—	—
Mortgage	247,119	126,232	388,420	761,771	7,231,577	7,993,348	186,354	202,066
Leasing	19,840	4,661	7,367	31,868	1,855,184	1,887,052	7,367	—
Consumer:
Credit cards	16,210	11,415	27,214	54,839	1,132,054	1,186,893	—	27,214
Home equity lines of credit	74	984	3,834	4,892	64,799	69,691	3,834	—
Personal	23,422	15,168	22,844	61,434	1,811,741	1,873,175	22,829	15
Auto	104,363	26,090	47,828	178,281	3,640,326	3,818,607	47,828	—
Other	737	1,008	1,190	2,935	166,330	169,265	891	299

Total	$457,537	$235,606	$595,369	$1,288,512	$34,906,455	$36,194,967	$361,398	$233,971

30-Jun-24
Popular, Inc.
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$3,195	$—	$9,143	$12,338	$2,372,142	$2,384,480	$9,143	$—
Commercial real estate:
Non-owner occupied	4,207	2,783	8,509	15,499	4,988,973	5,004,472	8,509	—
Owner occupied	1,770	17,327	47,541	66,638	3,077,179	3,143,817	47,541	—
Commercial and industrial	10,568	2,401	32,552	45,521	7,149,836	7,195,357	28,740	3,812
Construction	5,479	—	—	5,479	1,100,280	1,105,759	—	—
Mortgage	288,777	128,745	384,860	802,382	7,081,344	7,883,726	175,344	209,516
Leasing	20,631	5,071	7,059	32,761	1,795,287	1,828,048	7,059	—
Consumer:
Credit cards	15,032	9,436	23,931	48,399	1,114,158	1,162,557	—	23,931
Home equity lines of credit	890	462	3,780	5,132	63,860	68,992	3,780	—
Personal	23,305	14,444	21,501	59,250	1,820,369	1,879,619	21,501	—
Auto	103,873	24,943	39,333	168,149	3,605,143	3,773,292	39,333	—
Other	2,180	258	1,207	3,645	157,856	161,501	885	322

Total	$479,907	$205,870	$579,416	$1,265,193	$34,326,427	$35,591,620	$341,835	$237,581

Variance
	Past due						Past due 90 days or more
(In thousands)	30-59 days	60-89 days	90 days or more	Total past due	Current	Loans HIP	Non-accrual loans	Accruing loans
Commercial multi-family	$(269)	$—	$(356)	$(625)	$21,447	$20,822	$(356)	$—
Commercial real estate:
Non-owner occupied	6,293	404	1,266	7,963	172,946	180,909	1,266	—
Owner occupied	24	(13,821)	1,307	(12,490)	(38,934)	(51,424)	1,307	—
Commercial and industrial	19,984	6,605	(3,290)	23,299	181,897	205,196	(3,855)	565
Construction	(5,479)	34,349	—	28,870	(21,322)	7,548	—	—
Mortgage	(41,658)	(2,513)	3,560	(40,611)	150,233	109,622	11,010	(7,450)
Leasing	(791)	(410)	308	(893)	59,897	59,004	308	—
Consumer:
Credit cards	1,178	1,979	3,283	6,440	17,896	24,336	—	3,283
Home equity lines of credit	(816)	522	54	(240)	939	699	54	—
Personal	117	724	1,343	2,184	(8,628)	(6,444)	1,328	15
Auto	490	1,147	8,495	10,132	35,183	45,315	8,495	—
Other	(1,443)	750	(17)	(710)	8,474	7,764	6	(23)

Total	$(22,370)	$29,736	$15,953	$23,319	$580,028	$603,347	$19,563	$(3,610)

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table L - Non-Performing Assets

(Unaudited)

							Variance
(In thousands)	30-Sep-24	As a % of loans HIP by category	30-Jun-24	As a % of loans HIP by category	30-Sep-23	As a % of loans HIP by category	Q3 2024 vs. Q2 2024	Q3 2024 vs. Q3 2023
Non-accrual loans:
Commercial
Commercial multi-family	$8,787	0.4%	$9,143	0.4%	$588	—%	$(356)	$8,199
Commercial real estate non-owner occupied	9,775	0.2	8,509	0.2	16,064	0.3	1,266	(6,289)
Commercial real estate owner occupied	48,848	1.6	47,541	1.5	38,966	1.3	1,307	9,882
Commercial and industrial	24,885	0.3	28,740	0.4	25,203	0.4	(3,855)	(318)
Total Commercial	92,295	0.5	93,933	0.5	80,821	0.5	(1,638)	11,474
Construction	—	—	—	—	6,578	0.7	—	(6,578)
Leasing	7,367	0.4	7,059	0.4	6,842	0.4	308	525
Mortgage	186,354	2.3	175,344	2.2	199,423	2.6	11,010	(13,069)
Consumer
Home equity lines of credit	3,834	5.5	3,780	5.5	4,085	6.1	54	(251)
Personal	22,829	1.2	21,501	1.1	21,219	1.1	1,328	1,610
Auto	47,828	1.3	39,333	1.0	40,268	1.1	8,495	7,560
Other Consumer	891	0.5	885	0.5	2,287	1.4	6	(1,396)
Total Consumer	75,382	1.1	65,499	0.9	67,859	1.0	9,883	7,523

Total non-performing loans held-in-portfolio	361,398	1.0%	341,835	1.0%	361,523	1.1%	19,563	(125)
Other real estate owned (“OREO”)	63,028		70,225		82,322		(7,197)	(19,294)

Total non-performing assets [1]	$424,426		$412,060		$443,845		$12,366	$(19,419)

Accruing loans past due 90 days or more [2]	$233,971		$237,581		$264,212		$(3,610)	$(30,241)

Ratios:
Non-performing assets to total assets	0.60%		0.57%		0.64%
Non-performing loans held-in-portfolio to loans held-in-portfolio	1.00		0.96		1.06
Allowance for credit losses to loans held-in-portfolio	2.06		2.05		2.09
Allowance for credit losses to non-performing loans, excluding loans held-for-sale	205.96		213.58		196.69

[1]	There were no non-performing loans held-for-sale as of September 30, 2024, June 30, 2024 and September 30, 2023.
[2]

It is the Corporation’s policy to report delinquent residential mortgage loans insured by FHA or guaranteed by the VA as accruing loans past due 90 days or more as opposed to non-performing since the principal repayment is insured. The balance of these loans includes $9 million at September 30, 2024, related to the rebooking of loans previously pooled into GNMA securities, in which the Corporation had a buy-back option as further described below (June 30, 2024 - $10 million; September 30, 2023 - $8 million). Under the GNMA program, issuers such as BPPR have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of BPPR with an offsetting liability. These balances include $70 million of residential mortgage loans insured by FHA or guaranteed by the VA that are no longer accruing interest as of September 30, 2024 (June 30, 2024 - $81 million; September 30, 2023 - $115 million). Furthermore, the Corporation has approximately $32 million in reverse mortgage loans which are guaranteed by FHA, but which are currently not accruing interest. Due to the guaranteed nature of the loans, it is the Corporation’s policy to exclude these balances from non-performing assets (June 30, 2024- $34 million; September 30, 2023 - $39 million).

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table M - Activity in Non-Performing Loans

(Unaudited)

Commercial loans held-in-portfolio:
	Quarter ended 30-Sep-24			Quarter ended 30-Jun-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$56,170	$37,763	$93,933	$63,323	$21,407	$84,730
Plus:
New non-performing loans	4,460	2,582	7,042	4,031	21,940	25,971
Advances on existing non-performing loans	—	3	3	—	282	282
Less:
Non-performing loans transferred to OREO	—	—	—	(280)	—	(280)
Non-performing loans charged-off	(4,085)	(82)	(4,167)	(5,700)	—	(5,700)
Loans returned to accrual status / loan collections	(2,726)	(1,790)	(4,516)	(5,204)	(5,866)	(11,070)

Ending balance NPLs	$53,819	$38,476	$92,295	$56,170	$37,763	$93,933

Mortgage loans held-in-portfolio:
	Quarter ended 30-Sep-24			Quarter ended 30-Jun-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$163,790	$11,554	$175,344	$166,473	$28,071	$194,544
Plus:
New non-performing loans	32,125	20,386	52,511	37,009	3,967	40,976
Advances on existing non-performing loans	—	29	29	—	16	16
Less:
Non-performing loans transferred to OREO	(4,016)	—	(4,016)	(4,260)	(24)	(4,284)
Non-performing loans charged-off	54	—	54	110	(18)	92
Loans returned to accrual status / loan collections	(34,033)	(3,535)	(37,568)	(35,542)	(20,458)	(56,000)

Ending balance NPLs	$157,920	$28,434	$186,354	$163,790	$11,554	$175,344

Total non-performing loans held-in-portfolio (excluding consumer):
	Quarter ended 30-Sep-24			Quarter ended 30-Jun-24
(In thousands)	BPPR	Popular U.S.	Popular, Inc.	BPPR	Popular U.S.	Popular, Inc.
Beginning balance NPLs	$219,960	$49,317	$269,277	$229,796	$49,478	$279,274
Plus:
New non-performing loans	36,585	22,968	59,553	41,040	25,907	66,947
Advances on existing non-performing loans	—	32	32	—	298	298
Less:
Non-performing loans transferred to OREO	(4,016)	—	(4,016)	(4,540)	(24)	(4,564)
Non-performing loans charged-off	(4,031)	(82)	(4,113)	(5,590)	(18)	(5,608)
Loans returned to accrual status / loan collections	(36,759)	(5,325)	(42,084)	(40,746)	(26,324)	(67,070)

Ending balance NPLs	$211,739	$66,910	$278,649	$219,960	$49,317	$269,277

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table N - Allowance for Credit Losses, Net Charge-offs and Related Ratios

(Unaudited)

	Quarters ended
(In thousands)	30-Sep-24	30-Jun-24	30-Sep-23
Balance at beginning of period - loans held-in-portfolio	$730,077	$739,544	$700,200
Provision for credit losses	72,769	44,157	43,514
Initial allowance for credit losses - PCD Loans	3	6	9

	802,849	783,707	743,723

Net loans charge-off (recovered)- BPPR
Commercial:
Commercial real estate non-owner occupied	10	(44)	(168)
Commercial real estate owner occupied	(1,554)	(1,134)	166
Commercial and industrial	4,729	6,021	(10,547)
Total Commercial	3,185	4,843	(10,549)
Construction	(1,036)	—	2,611
Leasing	2,256	2,700	1,442
Mortgage	(3,894)	(3,749)	(3,800)
Consumer:
Credit cards	14,857	13,712	8,631
Home equity lines of credit	(76)	41	(30)
Personal	22,186	20,975	17,303
Auto	16,901	10,257	9,691
Other Consumer	202	529	301
Total Consumer	54,070	45,514	35,896

Total net charged-off BPPR	$54,581	$49,308	$25,600

Net loans charge-off (recovered) - Popular U.S.
Commercial:
Commercial multi-family	(5)	(4)	(1)
Commercial real estate non-owner occupied	(8)	(42)	(66)
Commercial real estate owner occupied	(19)	(59)	1,202
Commercial and industrial	372	988	899
Total Commercial	340	883	2,034
Construction	—	(100)	—
Mortgage	(46)	(17)	(62)
Consumer:
Home equity lines of credit	(120)	(383)	12
Personal	3,751	3,941	5,032
Other Consumer	23	(2)	39
Total Consumer	3,654	3,556	5,083

Total net charged-off Popular U.S.	$3,948	$4,322	$7,055

Total loans charged-off - Popular, Inc.	$58,529	$53,630	$32,655

Balance at end of period - loans held-in-portfolio	$744,320	$730,077	$711,068

Balance at beginning of period - unfunded commitments	$18,884	$16,767	$11,593
Provision for credit losses (benefit)	(500)	2,117	1,691

Balance at end of period - unfunded commitments [2]	$18,384	$18,884	$13,284

POPULAR, INC.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.65%	0.61%	0.39%

Provision for credit losses (benefit) - loan portfolios to net charge-offs	124.33%	82.34%	133.25%
BPPR
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.86%	0.79%	0.44%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	141.34%	98.53%	211.00%
Popular U.S.
Annualized net charge-offs (recoveries) to average loans held-in-portfolio	0.15%	0.16%	0.28%
Provision for credit losses (benefit) - loan portfolios to net charge-offs	(110.89)%	(102.45)%	(148.87)%

[1]	Allowance for credit losses of unfunded commitments is presented as part of Other Liabilities in the Consolidated Statements of Financial Condition.

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table O - Allowance for Credit Losses “ACL” - Loan Portfolios - BPPR Operations

(Unaudited)

	30-Sep-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$2,886	$305,534	0.94%
Commercial real estate - non-owner occupied	56,720	3,148,255	1.80%
Commercial real estate - owner occupied	38,511	1,403,850	2.74%
Commercial and industrial	123,131	5,176,125	2.38%

Total commercial	$221,248	$10,033,764	2.21%

Construction	3,704	190,343	1.95%
Mortgage	72,576	6,695,417	1.08%
Leasing	15,854	1,887,052	0.84%
Consumer:
Credit cards	92,694	1,186,889	7.81%
Home equity lines of credit	69	2,131	3.24%
Personal	92,067	1,754,081	5.25%
Auto	161,313	3,818,607	4.22%
Other consumer	6,649	157,190	4.23%

Total consumer	$352,792	$6,918,898	5.10%

Total	$666,174	$25,725,474	2.59%

	30-Jun-24
	BPPR
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$3,303	$304,911	1.08%
Commercial real estate - non-owner occupied	53,386	2,979,627	1.79%
Commercial real estate - owner occupied	39,375	1,417,112	2.78%
Commercial and industrial	111,263	5,002,784	2.22%

Total commercial	$207,327	$9,704,434	2.14%

Construction	3,638	183,939	1.98%
Mortgage	73,900	6,590,520	1.12%
Leasing	14,385	1,828,048	0.79%
Consumer:
Credit cards	86,313	1,162,539	7.42%
Home equity lines of credit	83	2,216	3.75%
Personal	94,021	1,744,873	5.39%
Auto	157,449	3,773,292	4.17%
Other consumer	6,489	153,533	4.23%

Total consumer	$344,355	$6,836,453	5.04%

Total	$643,605	$25,143,394	2.56%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(417)	$623	(0.14)%
Commercial real estate - non-owner occupied	3,334	168,628	0.01%
Commercial real estate - owner occupied	(864)	(13,262)	(0.04)%
Commercial and industrial	11,868	173,341	0.16%

Total commercial	$13,921	$329,330	0.07%

Construction	66	6,404	(0.03)%
Mortgage	(1,324)	104,897	(0.04)%
Leasing	1,469	59,004	0.05%
Consumer:
Credit cards	6,381	24,350	0.39%
Home equity lines of credit	(14)	(85)	(0.51)%
Personal	(1,954)	9,208	(0.14)%
Auto	3,864	45,315	0.05%
Other consumer	160	3,657	—%

Total consumer	$8,437	$82,445	0.06%

Total	$22,569	$582,080	0.03%

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table P - Allowance for Credit Losses “ACL” - Loan Portfolios - POPULAR U.S. Operations

(Unaudited)

	30-Sep-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$6,756	$2,099,768	0.32%
Commercial real estate - non-owner occupied	10,910	2,037,126	0.54%
Commercial real estate - owner occupied	14,404	1,688,543	0.85%
Commercial and industrial	13,230	2,224,428	0.59%

Total commercial	$45,300	$8,049,865	0.56%

Construction	9,510	922,964	1.03%
Mortgage	9,074	1,297,931	0.70%
Consumer:
Credit cards	—	4	—%
Home equity lines of credit	1,785	67,560	2.64%
Personal	12,475	119,094	10.47%
Other consumer	2	12,075	0.02%

Total consumer	$14,262	$198,733	7.18%

Total	$78,146	$10,469,493	0.75%

	30-Jun-24
	Popular U.S.
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$7,877	$2,079,569	0.38%
Commercial real estate - non-owner occupied	10,849	2,024,845	0.54%
Commercial real estate - owner occupied	18,815	1,726,705	1.09%
Commercial and industrial	15,219	2,192,573	0.69%

Total commercial	$52,760	$8,023,692	0.66%

Construction	9,251	921,820	1.00%
Mortgage	9,389	1,293,206	0.73%
Consumer:
Credit cards	—	18	—%
Home equity lines of credit	1,643	66,776	2.46%
Personal	13,427	134,746	9.96%
Other consumer	2	7,968	0.03%

Total consumer	$15,072	$209,508	7.19%

Total	$86,472	$10,448,226	0.83%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,121)	$20,199	(0.06)%
Commercial real estate - non-owner occupied	61	12,281	—%
Commercial real estate - owner occupied	(4,411)	(38,162)	(0.24)%
Commercial and industrial	(1,989)	31,855	(0.10)%

Total commercial	$(7,460)	$26,173	(0.10)%

Construction	259	1,144	0.03%
Mortgage	(315)	4,725	(0.03)%
Consumer:
Credit cards	—	(14)	—%
Home equity lines of credit	142	784	0.18%
Personal	(952)	(15,652)	0.51%
Other consumer	—	4,107	(0.01)%

Total consumer	$(810)	$(10,775)	(0.01)%

Total	$(8,326)	$21,267	(0.08)%

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table Q - Allowance for Credit Losses “ACL” - Loan Portfolios - Consolidated

(Unaudited)

	30-Sep-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$9,642	$2,405,302	0.40%
Commercial real estate - non-owner occupied	67,630	5,185,381	1.30%
Commercial real estate - owner occupied	52,915	3,092,393	1.71%
Commercial and industrial	136,361	7,400,553	1.84%

Total commercial	$266,548	$18,083,629	1.47%

Construction	13,214	1,113,307	1.19%
Mortgage	81,650	7,993,348	1.02%
Leasing	15,854	1,887,052	0.84%
Consumer:
Credit cards	92,694	1,186,893	7.81%
Home equity lines of credit	1,854	69,691	2.66%
Personal	104,542	1,873,175	5.58%
Auto	161,313	3,818,607	4.22%
Other consumer	6,651	169,265	3.93%

Total consumer	$367,054	$7,117,631	5.16%

Total	$744,320	$36,194,967	2.06%

	30-Jun-24
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$11,180	$2,384,480	0.47%
Commercial real estate - non-owner occupied	64,235	5,004,472	1.28%
Commercial real estate - owner occupied	58,190	3,143,817	1.85%
Commercial and industrial	126,482	7,195,357	1.76%

Total commercial	$260,087	$17,728,126	1.47%

Construction	12,889	1,105,759	1.17%
Mortgage	83,289	7,883,726	1.06%
Leasing	14,385	1,828,048	0.79%
Consumer:
Credit cards	86,313	1,162,557	7.42%
Home equity lines of credit	1,726	68,992	2.50%
Personal	107,448	1,879,619	5.72%
Auto	157,449	3,773,292	4.17%
Other consumer	6,491	161,501	4.02%

Total consumer	$359,427	$7,045,961	5.10%

Total	$730,077	$35,591,620	2.05%

	Variance
(In thousands)	Total ACL	Total loans held-in-portfolio	ACL to loans held-in-portfolio
Commercial:
Commercial multi-family	$(1,538)	$20,822	(0.07)%
Commercial real estate - non-owner occupied	3,395	180,909	0.02%
Commercial real estate - owner occupied	(5,275)	(51,424)	(0.14)%
Commercial and industrial	9,879	205,196	0.08%

Total commercial	$6,461	$355,503	—%

Construction	325	7,548	0.02%
Mortgage	(1,639)	109,622	(0.04)%
Leasing	1,469	59,004	0.05%
Consumer:
Credit cards	6,381	24,336	0.39%
Home equity lines of credit	128	699	0.16%
Personal	(2,906)	(6,444)	(0.14)%
Auto	3,864	45,315	0.05%
Other consumer	160	7,764	(0.09)%

Total consumer	$7,627	$71,670	0.06%

Total	$14,243	$603,347	0.01%

Popular, Inc.

Financial Supplement to Third Quarter 2024 Earnings Release

Table R - Reconciliation to GAAP Financial Measures

(Unaudited)

(In thousands, except share or per share information)	30-Sep-24	30-Jun-24	30-Sep-23
Total stockholders’ equity	$5,790,514	$5,372,678	$4,457,608
Less: Preferred stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,428)	(804,428)	(804,428)
Less: Other intangibles	(7,531)	(8,235)	(10,559)

Total tangible common equity	$4,956,412	$4,537,872	$3,620,478

Total assets	$71,323,074	$72,845,072	$69,736,936
Less: Goodwill	(804,428)	(804,428)	(804,428)
Less: Other intangibles	(7,531)	(8,235)	(10,559)

Total tangible assets	$70,511,115	$72,032,409	$68,921,949

Tangible common equity to tangible assets	7.03%	6.30%	5.25%
Common shares outstanding at end of period	71,787,349	72,365,926	72,127,595
Tangible book value per common share	$69.04	$62.71	$50.20

	Quarterly average
Total stockholders’ equity [1]	$6,460,517	$6,303,672	$5,909,649
Average unrealized (gains) losses on AFS securities transferred to HTM	550,971	595,362	726,715

Adjusted total stockholder’s equity	7,011,488	6,899,034	6,636,364

Less: Preferred Stock	(22,143)	(22,143)	(22,143)
Less: Goodwill	(804,427)	(804,427)	(827,177)
Less: Other intangibles	(7,995)	(8,706)	(11,083)

Total tangible equity	$6,176,923	$6,063,758	$5,775,961
Return on average tangible common equity	9.98%	11.77%	9.36%

[1]	Average balances exclude unrealized gains or losses on debt securities available-for-sale.

CONTACTS:

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com